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                                                                     EXHIBIT 2.6

THE SHARES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.


                        FORM OF FINDER'S FEE AGREEMENT
                        ------------------------------



TO:  LML PAYMENT SYSTEMS INC.
     (the "Company")
     6900 Southpoint Drive, N.
     Suite 200
     Jacksonville, FL 32216

     With a business address at:

     1680 - 1140 West Pender Street
     Vancouver, B.C.
     V6E 4G1


1. Subject to the terms and conditions of this Agreement, in connection with a private placement (the "Private Placement") of up to 1,000,000 common shares in the capital of the Company (the "Shares") to investors introduced to the Company by the undersigned (the "Finder"), the Company hereby agrees to pay to the Finder, a finder's fee (the "Finder's Fee") equal to the lesser of U.S.$500,000 or ten percent (10%) of the gross subscription proceeds ("Cash Subscriptions") realized by the Company pursuant to the Private Placement. In the event that the Private Placement closes for a lesser amount than U.S.$5,000,000 for any reason the Finder's Fee shall be 10% of the Cash Subscriptions.

2. The Finder's Fee shall be paid concurrently with the closing of the Private Placement (the "Closing") by the issuance to the Finder of such number of Shares as shall be equal to (a) the amount of the Finder's Fee determined to be payable under clause 1 divided by (b) a deemed issue price of U.S.$5.00 per Share. No fractional Shares shall be issued hereunder. If the Finder would be entitled to receive a fraction of a Share but for this clause 2, such fraction of a Share shall be deemed to have been surrendered for cancellation.

3. The Finder undertakes not to sell or otherwise dispose of any of the Shares so purchased or any securities derived therefrom in British Columbia for a
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                                      -2-



period of twelve months from the date of issue thereof, except pursuant to an exemption from prospectus requirements.

4.        The Finder confirms that:

     (a) the decision to accept the Shares in payment of the Finder's Fee was not made as a result of any material information about the Company's affairs that had not been publicly disclosed; and

     (b) the proposed issuance of the Shares has not been accompanied by an advertisement.

6.        The Finder acknowledges that:

     (a) the Shares will be issued to the Finder under an exemption from the prospectus requirements set out in Blanket Order #98/11 of the British Columbia Securities Commission;

     (b) no securities commission or similar regulatory authority has reviewed any documents in connection with the transaction contemplated by this Agreement, or passed on the merits of the Shares;

     (c)  there is no government or other insurance covering the Shares;

     (d) the Finder is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

     (e) there are restrictions on the Finder's ability to resell the Shares and it is the responsibility of the Finder to find out what those restrictions are and to comply with them before selling any Shares;

     (f) the Company has advised the Finder that the Company is relying on an exemption from the requirements to provide the Finder with a prospectus and to sell the Shares through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Finder; and

     (g) the Shares are being acquired by the Finder as principal for investment only and not with a view to the distribution thereof, and the Finder is not participating directly or indirectly in any underwriting of the Shares;

     (h) the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and may not
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                                      -3-

          be offered or sold in the United States or to any U.S. Person (as such term is defined in Rule 902 of Regulation S of the 1933 Act) unless such Shares have been registered under the 1933 Act or an exemption from the registration requirements thereof is available;

     (i) the Finder is a partnership or corporation, it is organized under the laws of the jurisdiction of the British Virgin Islands and has not been formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act. In addition, the Finder (i) is not (and is not acquiring the Shares for the account or benefit of) a U.S. Person, (ii) was not offered the Shares in the United States, and (iii) did not execute or deliver this Agreement in the United States;

     (j) the Finder is not a resident of British Columbia and is not acquiring the Shares for the account or benefit of a resident of British Columbia;

     (k) the Finder agrees not to offer, sell or transfer any Shares during the 40 day period commencing after the later of (i) the date the Shares were first offered to persons other than distributors in reliance on Regulation S under the 1933 Act or (ii) the closing of the transaction contemplated hereby, except in compliance with Rule 903 or Rule 904 of Regulation S under the 1933 Act. The Finder acknowledges that in addition to placing a legend to such effect on the Shares as contemplated by clause 4(m) hereof, the Company may institute such other procedures to assure compliance with the foregoing requirements, including, without limitation, requiring the Finder to establish that a transferee of the Shares during any restricted period is not a U.S. person and the offer and sale was not made in the United States;

     (l) the Finder has received and reviewed the public information with respect to the Company and has had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company;

     (m) upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear legends in substantially the following forms:
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                                      -4-

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR RESOLD EXCEPT IN COMPLIANCE WITH THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AT THAT TIME."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL DECEMBER 1, 2000 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND RULES MADE THEREUNDER."

7. The Finder warrants that it is acquiring the Shares under exemptions from securities filing requirements in its jurisdiction of domicile.

8. Upon Closing, the Company will promptly take the necessary steps to have the Shares issued and allotted as fully paid and non-assessable.

9. This Agreement is to be governed and interpreted according to the laws of the Province of British Columbia.

10. This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument.

11. Delivery of an executed copy of this Agreement by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

          DATED this _________ day of __________, 1999.



                                        __________________________________
                                        Signature of Finder

                                        __________________________________
                                        Finder's Name

                                        __________________________________
                                        Complete Mailing Address

                                        __________________________________

                                        __________________________________
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                                      -5-

The Company accepts the subscription
set forth above this _________ day of
_________, 1999.

LML PAYMENT SYSTEMS INC.


____________________________
Director